invitation homes

Earnings Release & Supplemental Information

FIRST QUARTER 2025

448

Silverlake | Tampa

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports First Quarter 2025 Results
Dallas, TX, April 30, 2025 — Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes,” “we,” “our,” and “us”), the nation’s premier single-family home leasing and management company, today announced our First Quarter (“Q1”) 2025 financial and operating results.

Q1 2025 Highlights
•Year over year, total revenues increased 4.4% to $674 million, property operating and maintenance costs increased 3.1% to $237 million, and net income available to common stockholders increased 16.4% to $166 million or $0.27 per diluted common share.
•Year over year, Core FFO per share increased 3.5% to $0.48 and AFFO per share increased 4.0% to $0.42.
•Same Store NOI increased 3.7% year over year on 2.5% Same Store Core Revenues growth and no growth in Same Store Core Operating Expenses.
•Same Store Average Occupancy was 97.2%, a slightly higher result than expected, representing a reduction of 60 basis points year over year.
•Same Store renewal rent growth of 5.2% and Same Store new lease rent growth of (0.1)% drove Same Store blended rent growth of 3.6%.
•Same Store Bad Debt improved 10 basis points year over year to 0.7% of gross rental revenue, one of our strongest quarterly results since before the pandemic.
•Acquisitions by us and our joint ventures totaled 631 homes for approximately $213 million while dispositions totaled 470 homes for approximately $179 million.

Subsequent to quarter end, on April 3, 2025, S&P Global Ratings reaffirmed our issuer and issue-level credit ratings of ‘BBB’ and upgraded our outlook to ‘Positive’ from ‘Stable.’ In addition, on April 28, 2025, we amended our $725 million term loan that was originally scheduled to mature in June 2029. The amended term loan has a final maturity date in April 2030 and bears interest at a rate of SOFR plus 85 basis points, 40 basis points lower than the original term loan, based on our credit ratings at closing.

Comments from Chief Executive Officer Dallas Tanner
“Our first quarter 2025 financial and operational results highlight the stability and resilience of our business, the dedication of our teams, and the compelling value proposition we offer our residents. This is demonstrated by the significant cost difference between owning and leasing a home in our markets, our consistently positive customer survey results, and our residents’ renewal rates that are among the highest in the industry. As outlined within this release, Same Store renewal rent growth, which constitutes a substantial majority of our leasing activity, remained solid at 5.2% during the first quarter. At the same time, we’re pleased to share that new lease rent growth has accelerated each month of 2025 so far, with March new lease rate growth at 1.3% and preliminary April new lease rate growth at 2.7%.

“Whatever may come in the broader economic environment, we take pride in offering a crucial, valuable, and sought-after leasing option for the over 14 million Americans who choose to lease a home. I would like to thank our teams for their efforts in posting a strong start to 2025, and for setting a high standard for the rest of the year. We continue to manage our expectations cautiously given it’s still early in the year, while remaining confident in the strength, stability, and growth opportunity of our core business. We are therefore pleased to reiterate our FY 2025 guidance as initially announced two months ago.”

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 3

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q1 2025	Q1 2024
Net income	$0.27	$0.23
FFO	0.45	0.43
Core FFO	0.48	0.47
AFFO	0.42	0.41

Net Income
Year over year, net income per common share — diluted for Q1 2025 increased 16.5% to $0.27, primarily due to increases in total revenues and gain on sale of property, net of tax.
Core FFO
Year over year, Core FFO per share for Q1 2025 increased 3.5% to $0.48, primarily due to NOI growth.
AFFO
Year over year, AFFO per share for Q1 2025 increased 4.0% to $0.42, primarily due to the increase in Core FFO per share described above.

Operating Results

Same Store Operating Results Snapshot
Number of homes in Same Store Portfolio:	78,078

	Q1 2025	Q1 2024
Core Revenues growth (year over year)	2.5%
Core Operating Expenses growth (year over year)	—%
NOI growth (year over year)	3.7%

Average Occupancy	97.2%	97.8%
Bad Debt % of gross rental revenue	0.7%	0.8%
Turnover Rate	5.0%	5.2%

Rental Rate Growth (lease-over-lease):
Renewals	5.2%	5.7%
New Leases	(0.1)%	0.7%
Blended	3.6%	4.3%

Same Store NOI
For the Same Store Portfolio of 78,078 homes, Same Store NOI for Q1 2025 increased 3.7% year over year on Same Store Core Revenues growth of 2.5% and no growth in Same Store Core Operating Expenses.

Same Store Core Revenues
Same Store Core Revenues growth for Q1 2025 of 2.5% year over year was primarily driven by a 3.1% increase in Average Monthly Rent, a 10 basis point year over year improvement in Bad Debt as a percentage of gross rental revenue, and a 2.2% increase in other income, net of resident recoveries, partially offset by a 60 basis point year over year decline in Average Occupancy.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 4

Same Store Core Operating Expenses
Same Store Core Operating Expenses for Q1 2025 had no growth year over year as a result of a 1.0% increase in fixed expenses that was fully offset by a 2.1% reduction in controllable expenses.

Investment and Property Management Activity
Acquisitions for Q1 2025 totaled 631 homes for approximately $213 million through our various acquisition channels. This included 577 wholly owned homes for approximately $194 million and 54 homes for approximately $19 million in our joint ventures. Dispositions for Q1 2025 included 454 wholly owned homes for gross proceeds of approximately $173 million and 16 homes for gross proceeds of approximately $6 million in our joint ventures.

A summary of our owned and/or managed homes is included in the following table:

Summary of Homes Owned and/or Managed As Of 3/31/2025

	Number of Homes Owned and/or Managed as of 12/31/2024	Acquired or Added In Q1 2025	Disposed or Subtracted In Q1 2025	Number of Homes Owned and/or Managed as of 3/31/2025
Wholly owned homes	85,138	577	(454)	85,261
Joint venture owned homes	7,622	54	(16)	7,660
Managed-only homes	17,678	—	(342)	17,336
Total homes owned and/or managed	110,438	631	(812)	110,257

Balance Sheet and Capital Markets Activity
As of March 31, 2025, we had $1,364 million in available liquidity through a combination of unrestricted cash and undrawn capacity on our revolving credit facility. In addition, our total indebtedness of $8,184 million consisted of 83.0% unsecured debt and 17.0% secured debt; 87.5% of our total debt was fixed rate or swapped to fixed rate; approximately 90% of our wholly owned homes were unencumbered; and our Net debt / TTM adjusted EBITDAre was 5.3x. We have no debt reaching final maturity before 2027.

Subsequent to quarter end, on April 3, 2025, S&P Global Ratings reaffirmed our issuer and issue-level credit ratings of ‘BBB’ and upgraded our outlook to ‘Positive’ from ‘Stable.’ In addition, on April 28, 2025, we amended our $725 million term loan that was originally scheduled to mature in June 2029. The amended term loan has a final maturity date in April 2030 and bears interest at a rate of SOFR plus 85 basis points, 40 basis points lower than the original term loan, based on our credit ratings at closing.

FY 2025 Guidance Details
We do not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of our ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, net casualty losses and reserves, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 5

Our full year 2025 guidance remains unchanged from initial guidance provided in February 2025, as outlined in the table below.

FY 2025 Guidance
	FY 2025 Guidance Range	FY 2025 Guidance Midpoint
Core FFO per share — diluted	$1.88 to $1.94	$1.91
AFFO per share — diluted	$1.58 to $1.64	$1.61

Same Store Core Revenues growth (1)	1.75% to 3.25%	2.5%
Same Store Core Operating Expenses growth (2)	2.75% to 4.25%	3.5%
Same Store NOI growth	1.00% to 3.00%	2.0%

Wholly owned acquisitions	$500 million to $700 million	$600 million
JV acquisitions	$100 million to $200 million	$150 million
Wholly owned dispositions	$400 million to $600 million	$500 million

(1)Same Store Core Revenues growth guidance assumes (i) FY 2025 Average Occupancy in a range of 96.2% to 96.8% and (ii) FY 2025 average Bad Debt in a range of 60 to 90 basis points.
(2)Same Store Core Operating Expenses growth guidance assumes (i) an increase in FY 2025 property taxes in a range of 5.0% to 6.0% year over year and (ii) a reduction in FY 2025 insurance expenses in a range of 2.0% to 3.0% year over year, which has not been updated at this time to reflect the benefit of our recently completed annual insurance policy renewal that implies a reduction in FY 2025 insurance expenses of approximately 3.5% year over year.

Earnings Conference Call Information
We have scheduled a conference call at 11:00 a.m. Eastern Time on May 1, 2025, to review Q1 2025 results, discuss recent events, and conduct a question-and-answer session. The domestic dial-in number is 1-888-330-2384, and the international dial-in number is 1-240-789-2701. The conference ID is 7714113.

Listen-only participants are encouraged to join the conference call via a live audio webcast, which is available online from our investor relations website at www.invh.com. Following the conclusion of the earnings call, we will post a replay of the webcast to our website for one year.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on our Investor Relations website at www.invh.com.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation’s premier single-family home leasing and management company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools.

Investor Relations Contact	Media Relations Contact

Scott McLaughlin	Kristi DesJarlais
844.456.INVH (4684)	844.456.INVH (4684)
IR@InvitationHomes.com	Media@InvitationHomes.com

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 6

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that may impact our financial condition, results of operations, cash flows, business, associates, and residents, including, among others, risks inherent to the single-family rental industry and our business model, macroeconomic factors beyond our control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association (“HOA”) fees and insurance costs, poor resident selection and defaults and non-renewals by our residents, our dependence on third parties for key services, risks related to the evaluation of properties, performance of our information technology systems, development and use of artificial intelligence, risks related to our indebtedness, risks related to the potential negative impact of fluctuating global and United States economic conditions (including inflation), uncertainty in financial markets (including as a result of events affecting financial institutions), geopolitical tensions, natural disasters, climate change, and public health crises. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under Part I.  Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in our other periodic filings. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	March 31, 2025	December 31, 2024
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,203,322	$17,212,126
Cash and cash equivalents	84,387	174,491
Restricted cash	234,243	245,202
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	241,882	241,605
Other assets, net	556,051	569,320
Total assets	$18,578,092	$18,700,951

Liabilities:
Secured debt, net	$1,383,383	$1,385,573
Unsecured notes, net	3,802,333	3,800,688
Term loan facilities, net	2,447,764	2,446,041
Revolving facility	470,000	570,000
Accounts payable and accrued expenses	250,501	247,709
Resident security deposits	183,684	180,866
Other liabilities	285,413	277,565
Total liabilities	8,823,078	8,908,442

Equity:
Stockholders’ equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 612,883,911 and 612,605,478 outstanding as of March 31, 2025 and December 31, 2024, respectively	6,129	6,126
Additional paid-in capital	11,174,953	11,170,597
Accumulated deficit	(1,493,971)	(1,480,928)
Accumulated other comprehensive income	31,320	60,969
Total stockholders’ equity	9,718,431	9,756,764
Non-controlling interests	36,583	35,745
Total equity	9,755,014	9,792,509
Total liabilities and equity	$18,578,092	$18,700,951

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts)

	Q1 2025	Q1 2024
	(unaudited)	(unaudited)
Revenues:
Rental revenues	$585,193	$571,430
Other property income	67,878	60,667
Management fee revenues	21,408	13,942
Total revenues	674,479	646,039

Expenses:
Property operating and maintenance	237,449	230,397
Property management expense	36,739	31,237
General and administrative	29,518	23,448
Interest expense	84,254	89,845
Depreciation and amortization	183,146	175,313
Casualty losses, impairment, and other	4,683	4,137
Total expenses	575,789	554,377

Losses on investments in equity and other securities, net	(221)	(209)
Other, net	1,365	5,973
Gain on sale of property, net of tax	71,666	50,498
Losses from investments in unconsolidated joint ventures	(5,218)	(5,138)

Net income	166,282	142,786
Net income attributable to non-controlling interests	(537)	(436)

Net income attributable to common stockholders	165,745	142,350
Net income available to participating securities	(228)	(192)

Net income available to common stockholders — basic and diluted	$165,517	$142,158

Weighted average common shares outstanding — basic	612,777,606	612,219,520
Weighted average common shares outstanding — diluted	613,361,880	613,807,166

Net income per common share — basic	$0.27	$0.23
Net income per common share — diluted	$0.27	$0.23

Dividends declared per common share	$0.29	$0.28

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q1 2025	Q1 2024
Net income available to common stockholders	$165,517	$142,158
Net income available to participating securities	228	192
Non-controlling interests	537	436
Depreciation and amortization on real estate assets	179,063	171,918
Impairment on depreciated real estate investments	63	60
Net gain on sale of previously depreciated investments in real estate	(71,666)	(50,498)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	3,498	2,519
FFO	$277,240	$266,785

Core FFO Reconciliation	Q1 2025	Q1 2024
FFO	$277,240	$266,785
Non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives (1)	3,634	9,217
Share-based compensation expense	10,157	7,900
Severance expense	2,385	90
Casualty losses and reserves, net (1)	4,683	4,082
Losses on investments in equity and other securities, net	221	209
Core FFO	$298,320	$288,283

AFFO Reconciliation	Q1 2025	Q1 2024
Core FFO	$298,320	$288,283
Recurring Capital Expenditures (1)	(37,347)	(37,122)
AFFO	$260,973	$251,161

Net income available to common stockholders
Weighted average common shares outstanding — diluted	613,361,880	613,807,166

Net income per common share — diluted	$0.27	$0.23

FFO, Core FFO, and AFFO
Weighted average common shares and OP Units outstanding — diluted	615,645,848	615,987,206

FFO per share — diluted	$0.45	$0.43

Core FFO per share — diluted	$0.48	$0.47

AFFO per share — diluted	$0.42	$0.41

(1)Includes our share from unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q1 2025	Q1 2024
Common shares — basic	612,777,606	612,219,520
Shares potentially issuable from vesting/conversion of equity-based awards	584,274	1,587,646
Total common shares — diluted	613,361,880	613,807,166

Weighted average amounts for FFO, Core FFO, and AFFO	Q1 2025	Q1 2024
Common shares — basic	612,777,606	612,219,520
OP units — basic	1,979,009	1,873,341
Shares potentially issuable from vesting/conversion of equity-based awards	889,233	1,894,345
Total common shares and units — diluted	615,645,848	615,987,206

Period end amounts for Core FFO and AFFO	March 31, 2025
Common shares	612,883,911
OP units	1,979,009
Shares potentially issuable from vesting/conversion of equity-based awards	1,190,281
Total common shares and units — diluted	616,053,201

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of March 31, 2025
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)(2)	Maturity (2)(3)
Secured:
Fixed (4)	$1,389,410		17.0%	4.0%	3.3
Floating — swapped to fixed	—		—%	—%	—
Floating	—		—%	—%	—
Total secured	1,389,410		17.0%	4.0%	3.3

Unsecured:
Fixed	3,850,000		47.0%	3.6%	6.9
Floating — swapped to fixed	1,925,000		23.5%	3.9%	4.4
Floating	1,020,000		12.5%	5.4%	4.3
Total unsecured	6,795,000		83.0%	4.0%	5.8

Total Debt:
Fixed + floating swapped to fixed (4)	7,164,410		87.5%	3.8%	5.5
Floating	1,020,000		12.5%	5.4%	4.3
Total debt	8,184,410		100.0%	4.0%	5.4
Unamortized discounts on notes payable	(23,555)
Deferred financing costs, net	(57,375)
Total debt per Balance Sheet	8,103,480
Retained and repurchased certificates	(55,499)
Cash, ex-security deposits and letters of credit (5)	(132,044)
Deferred financing costs, net	57,375
Unamortized discounts on notes payable	23,555
Net debt	$7,996,867

Leverage Ratios	March 31, 2025
Net Debt / TTM Adjusted EBITDAre	5.3	x

Credit Ratings	Ratings	Outlook
Fitch Ratings	BBB+	Stable
Moody’s Investors Service	Baa2	Stable
S&P Global Ratings (6)	BBB	Positive

Unsecured Facilities Covenant Compliance (7)			Unsecured Public Bond Covenant Compliance (8)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	28.8%	≤ 60%	Aggregate debt ratio	35.1%	≤ 65%
Secured leverage ratio	5.8%	≤ 45%	Secured debt ratio	5.8%	≤ 40%
Unencumbered leverage ratio	26.9%	≤ 60%	Unencumbered assets ratio	310.1%	≥ 150%
Fixed charge coverage ratio	4.3 x	≥ 1.5x	Debt service ratio	4.5x	≥ 1.5x
Unsecured interest coverage ratio	5.2 x	≥ 1.75x

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of March 31, 2025. See Supplemental Schedule 2(d) for additional information regarding our interest rate swaps.
(2)On April 28, 2025, we amended our $725 million term loan that was originally scheduled to mature in June 2029. The amended term loan has a final maturity date in April 2030 and bears interest at a rate of SOFR plus 85 basis points, 40 basis points lower than the original term loan, based on our credit ratings at closing. The table above is as of March 31, 2025, and therefore does not reflect this recent amendment.
(3)Assumes all extension options are exercised.
(4)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(5)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(6)Subsequent to quarter end, on April 3, 2025, S&P Global Ratings reaffirmed our issuer and issue-level credit ratings of ‘BBB’ and upgraded our outlook to ‘Positive’ from ‘Stable.’
(7)Covenant calculations are specifically defined in the our Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the “Glossary and Reconciliations” section below. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(8)Covenant calculations are specifically defined in our Supplemental Indentures to the Base Indenture for our Senior Notes, which are summarized in the “Glossary and Reconciliations” section below. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of March 31, 2025
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)(2)	Debt	Debt	Facility	Balance	Total
2025	$—	$—	$—	$—	—%
2026	—	—	—	—	—%
2027	989,024	—	—	989,024	12.1%
2028	—	750,000	—	750,000	9.2%
2029	—	2,475,000	470,000	2,945,000	36.0%
2030	—	450,000	—	450,000	5.5%
2031	400,386	650,000	—	1,050,386	12.8%
2032	—	600,000	—	600,000	7.3%
2033	—	350,000	—	350,000	4.3%
2034	—	400,000	—	400,000	4.9%
2035	—	500,000	—	500,000	6.1%
2036	—	150,000	—	150,000	1.8%
	1,389,410	6,325,000	470,000	8,184,410	100.0%
Unamortized discounts on notes payable	(792)	(22,763)	—	(23,555)
Deferred financing costs, net	(5,235)	(52,140)	—	(57,375)
Total per Balance Sheet	$1,383,383	$6,250,097	$470,000	$8,103,480
	.
(1)Assumes all extension options are exercised.
(2)On April 28, 2025, we amended our $725 million term loan that was originally scheduled to mature in June 2029. The amended term loan has a final maturity date in April 2030 and bears interest at a rate of SOFR plus 85 basis points, 40 basis points lower than the original term loan, based on our credit ratings at closing. The table above is as of March 31, 2025, and therefore does not reflect this recent amendment.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(d)

Active Swap Schedule — As of March 31, 2025
($ in thousands) (unaudited)

Agreement Date	Effective Date	Maturity Date	Strike Rate	Index	Notional
4/18/2023	4/15/2023	6/9/2025	2.94%	One month Term SOFR	$325,000
4/18/2023	4/15/2023	7/31/2025	3.08%	One month Term SOFR	200,000
9/20/2024	12/31/2024	5/31/2028	3.13%	One month Term SOFR	200,000
9/20/2024	12/31/2024	5/31/2028	3.14%	One month Term SOFR	200,000
9/23/2024	12/31/2024	5/31/2028	3.13%	One month Term SOFR	200,000
9/24/2024	12/31/2024	5/31/2028	3.08%	One month Term SOFR	200,000
9/24/2024	12/31/2024	5/31/2028	3.08%	One month Term SOFR	200,000
9/25/2024	12/31/2024	5/31/2028	1.93%	One month Term SOFR	200,000
9/25/2024	12/31/2024	5/31/2029	3.12%	One month Term SOFR	200,000

	Weighted Average Strike Rate		2.96%	Total	$1,925,000

Forward Starting Swap Schedule — As of March 31, 2025
($ in thousands) (unaudited)

	Forward
Agreement Date	Effective Date	Maturity Date	Strike Rate	Index	Notional
3/22/2023	7/9/2025	5/31/2029	2.99%	One month Term SOFR	$300,000

	Weighted Average Strike Rate		2.99%

Projected Active Swaps — As of March 31, 2025 (1)
($ in thousands) (unaudited)

	3/31/2025	6/30/2025	9/30/2025	12/31/2025	3/31/2026	6/30/2026	9/30/2026	12/31/2026
Active Notional	$1,925,000	$1,600,000	$1,700,000	$1,700,000	$1,700,000	$1,700,000	$1,700,000	$1,700,000

Weighted Average Strike Rate	2.96%	2.96%	2.95%	2.95%	2.95%	2.95%	2.95%	2.95%

(1)Based on swap agreements in place as of March 31, 2025, assuming all swaps are held to maturity and no incremental swaps are entered into in the future.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q1 2025
Total Portfolio	85,261
Same Store Portfolio	78,078
Same Store % of Total	91.6%

Core Revenues	Q1 2025	Q1 2024	Change YoY
Total Portfolio	$608,953	$594,302	2.5%
Same Store Portfolio	571,050	557,137	2.5%

Core Operating Expenses	Q1 2025	Q1 2024	Change YoY
Total Portfolio	$193,331	$192,602	0.4%
Same Store Portfolio	176,399	176,391	—%

Net Operating Income	Q1 2025	Q1 2024	Change YoY
Total Portfolio	$415,622	$401,700	3.5%
Same Store Portfolio	394,651	380,746	3.7%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change
	Q1 2025	Q1 2024	YoY	Q4 2024	Seq
Revenues:
Rental revenues (1)	$549,155	$535,721	2.5%	$542,758	1.2%
Other property income, net (1)(2)	21,895	21,416	2.2%	21,784	0.5%
Core Revenues	571,050	557,137	2.5%	564,542	1.2%

Fixed Expenses:
Property taxes	99,418	97,453	2.0%	93,014	6.9%
Insurance expenses	10,113	10,140	(0.3)%	10,489	(3.6)%
HOA expenses	10,565	11,272	(6.3)%	10,555	0.1%
Total Fixed Expenses	120,096	118,865	1.0%	114,058	5.3%

Controllable Expenses:
Repairs and maintenance, net (3)	20,598	21,025	(2.0)%	23,012	(10.5)%
Personnel, leasing and marketing	21,222	21,876	(3.0)%	20,898	1.6%
Turnover, net (3)	8,327	8,774	(5.1)%	9,117	(8.7)%
Utilities and property administrative, net (3)	6,156	5,851	5.2%	7,754	(20.6)%
Total Controllable Expenses	56,303	57,526	(2.1)%	60,781	(7.4)%

Core Operating Expenses	176,399	176,391	—%	174,839	0.9%

Net Operating Income	$394,651	$380,746	3.7%	$389,703	1.3%

(1)All rental revenues and other property income are reflected net of Bad Debt.
(2)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $41,191, $34,906, and $35,560 for Q1 2025, Q1 2024, and Q4 2024, respectively.
(3)These expenses are presented net of applicable resident recoveries.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024

Average Occupancy	97.2%	96.8%	97.1%	97.6%	97.8%
Turnover Rate	5.0%	5.2%	6.1%	6.2%	5.2%
Trailing four quarters Turnover Rate	22.5%	22.7%	N/A	N/A	N/A
Average Monthly Rent	$2,431	$2,417	$2,403	$2,382	$2,359
Rental Rate Growth (lease-over-lease):
Renewals	5.2%	4.1%	4.2%	5.5%	5.7%
New leases	(0.1)%	(2.2)%	1.6%	3.5%	0.7%
Blended	3.6%	2.2%	3.5%	5.0%	4.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended March 31, 2025 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,234	96.1%	$3,151	$1.85	11.0%
Northern California	4,086	97.6%	2,769	1.75	5.6%
Seattle	3,944	97.3%	2,923	1.52	5.7%
Phoenix	9,223	97.1%	2,070	1.22	9.6%
Las Vegas	3,400	97.3%	2,230	1.13	3.8%
Denver	2,832	95.1%	2,614	1.42	3.5%
Western US Subtotal	30,719	96.8%	2,595	1.48	39.2%

Florida:
South Florida	8,138	96.3%	3,086	1.65	12.0%
Tampa	9,555	91.8%	2,302	1.22	10.5%
Orlando	6,825	96.7%	2,257	1.20	7.7%
Jacksonville	2,042	96.9%	2,183	1.10	2.2%
Florida Subtotal	26,560	94.7%	2,529	1.34	32.4%

Southeast United States:
Atlanta	12,598	95.5%	2,075	1.00	12.6%
Carolinas	6,066	92.5%	2,083	0.99	6.0%
Southeast US Subtotal	18,664	94.5%	2,077	1.00	18.6%

Texas:
Houston	2,398	93.1%	1,946	0.98	2.2%
Dallas	3,217	91.9%	2,268	1.10	3.5%
Texas Subtotal	5,615	92.1%	2,137	1.05	5.7%

Midwest United States:
Chicago	2,461	96.2%	2,443	1.52	2.8%
Minneapolis	1,052	94.0%	2,363	1.21	1.2%
Midwest US Subtotal	3,513	95.6%	2,420	1.42	4.0%

Other (2):	190	43.7%	2,195	1.17	0.1%

Total / Average	85,261	95.2%	$2,424	$1.29	100.0%
Same Store Total / Average	78,078	97.2%	$2,431	$1.30	93.7%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.
(2)Represents homes located outside of our 16 core markets; as of March 31, 2025, virtually all of these were newly-constructed homes that are located in our identified target markets.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q1 2025	# Homes	Q1 2025	Q1 2024	Change	Q1 2025	Q1 2024	Change	Q1 2025	Q1 2024	Change
Western United States:
Southern California	6,876	$3,153	$3,049	3.4%	98.1%	98.4%	(0.3)%	$64,992	$62,766	3.5%
Northern California	3,927	2,771	2,688	3.1%	98.4%	98.2%	0.2%	32,953	31,678	4.0%
Seattle	3,915	2,923	2,825	3.5%	97.8%	98.3%	(0.5)%	34,297	33,382	2.7%
Phoenix	8,609	2,060	2,024	1.8%	97.5%	98.0%	(0.5)%	54,171	53,709	0.9%
Las Vegas	2,978	2,230	2,175	2.5%	97.5%	97.7%	(0.2)%	20,131	19,731	2.0%
Denver	2,463	2,592	2,508	3.3%	97.0%	98.1%	(1.1)%	19,252	18,911	1.8%
Western US Subtotal	28,768	2,600	2,526	2.9%	97.8%	98.1%	(0.3)%	225,796	220,177	2.6%

Florida:
South Florida	7,874	3,100	2,969	4.4%	97.0%	97.5%	(0.5)%	72,989	70,413	3.7%
Tampa	8,190	2,298	2,260	1.7%	96.1%	97.5%	(1.4)%	56,408	56,577	(0.3)%
Orlando	6,382	2,255	2,202	2.4%	97.4%	97.5%	(0.1)%	44,035	42,885	2.7%
Jacksonville	1,905	2,177	2,145	1.5%	97.8%	97.7%	0.1%	12,714	12,514	1.6%
Florida Subtotal	24,351	2,537	2,465	2.9%	96.9%	97.5%	(0.6)%	186,146	182,389	2.1%

Southeast United States:
Atlanta	11,847	2,072	1,998	3.7%	96.7%	97.9%	(1.2)%	72,928	70,834	3.0%
Carolinas	5,237	2,080	2,017	3.1%	97.2%	97.8%	(0.6)%	32,952	31,870	3.4%
Southeast US Subtotal	17,084	2,074	2,004	3.5%	96.9%	97.9%	(1.0)%	105,880	102,704	3.1%

Texas:
Houston	1,815	1,906	1,853	2.9%	97.1%	97.6%	(0.5)%	10,546	10,295	2.4%
Dallas	2,595	2,282	2,232	2.2%	96.2%	97.5%	(1.3)%	17,897	17,632	1.5%
Texas Subtotal	4,410	2,127	2,076	2.5%	96.6%	97.5%	(0.9)%	28,443	27,927	1.8%

Midwest United States:
Chicago	2,425	2,444	2,342	4.4%	97.5%	98.0%	(0.5)%	17,486	16,822	3.9%
Minneapolis	1,040	2,366	2,281	3.7%	95.0%	96.9%	(1.9)%	7,299	7,118	2.5%
Midwest US Subtotal	3,465	2,421	2,324	4.2%	96.7%	97.7%	(1.0)%	24,785	23,940	3.5%

Total / Average	78,078	$2,431	$2,359	3.1%	97.2%	97.8%	(0.6)%	$571,050	$557,137	2.5%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q1 2025	# Homes	Q1 2025	Q4 2024	Change	Q1 2025	Q4 2024	Change	Q1 2025	Q4 2024	Change
Western United States:
Southern California	6,876	$3,153	$3,128	0.8%	98.1%	98.2%	(0.1)%	$64,992	$64,672	0.5%
Northern California	3,927	2,771	2,751	0.7%	98.4%	98.3%	0.1%	32,953	32,652	0.9%
Seattle	3,915	2,923	2,899	0.8%	97.8%	97.6%	0.2%	34,297	34,070	0.7%
Phoenix	8,609	2,060	2,049	0.5%	97.5%	97.1%	0.4%	54,171	53,438	1.4%
Las Vegas	2,978	2,230	2,217	0.6%	97.5%	96.5%	1.0%	20,131	19,818	1.6%
Denver	2,463	2,592	2,564	1.1%	97.0%	96.5%	0.5%	19,252	18,968	1.5%
Western US Subtotal	28,768	2,600	2,582	0.7%	97.8%	97.5%	0.3%	225,796	223,618	1.0%

Florida:
South Florida	7,874	3,100	3,078	0.7%	97.0%	96.4%	0.6%	72,989	71,728	1.8%
Tampa	8,190	2,298	2,296	0.1%	96.1%	96.0%	0.1%	56,408	55,985	0.8%
Orlando	6,382	2,255	2,249	0.3%	97.4%	96.9%	0.5%	44,035	43,603	1.0%
Jacksonville	1,905	2,177	2,179	(0.1)%	97.8%	97.1%	0.7%	12,714	12,599	0.9%
Florida Subtotal	24,351	2,537	2,527	0.4%	96.9%	96.4%	0.5%	186,146	183,915	1.2%

Southeast United States:
Atlanta	11,847	2,072	2,058	0.7%	96.7%	96.1%	0.6%	72,928	71,939	1.4%
Carolinas	5,237	2,080	2,066	0.7%	97.2%	96.9%	0.3%	32,952	32,623	1.0%
Southeast US Subtotal	17,084	2,074	2,060	0.7%	96.9%	96.4%	0.5%	105,880	104,562	1.3%

Texas:
Houston	1,815	1,906	1,897	0.5%	97.1%	96.7%	0.4%	10,546	10,358	1.8%
Dallas	2,595	2,282	2,278	0.2%	96.2%	95.9%	0.3%	17,897	17,672	1.3%
Texas Subtotal	4,410	2,127	2,120	0.3%	96.6%	96.2%	0.4%	28,443	28,030	1.5%

Midwest United States:
Chicago	2,425	2,444	2,418	1.1%	97.5%	97.1%	0.4%	17,486	17,252	1.4%
Minneapolis	1,040	2,366	2,343	1.0%	95.0%	95.3%	(0.3)%	7,299	7,165	1.9%
Midwest US Subtotal	3,465	2,421	2,396	1.0%	96.7%	96.6%	0.1%	24,785	24,417	1.5%

Total / Average	78,078	$2,431	$2,417	0.6%	97.2%	96.8%	0.4%	$571,050	$564,542	1.2%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q1 2025	Q1 2025	Q1 2024	Change	Q1 2025	Q1 2024	Change	Q1 2025	Q1 2024	Change	Q1 2025	Q1 2024
Western United States:
Southern California	$64,992	$62,766	3.5%	$17,116	$17,563	(2.5)%	$47,876	$45,203	5.9%	73.7%	72.0%
Northern California	32,953	31,678	4.0%	8,005	8,526	(6.1)%	24,948	23,152	7.8%	75.7%	73.1%
Seattle	34,297	33,382	2.7%	8,796	8,507	3.4%	25,501	24,875	2.5%	74.4%	74.5%
Phoenix	54,171	53,709	0.9%	9,932	9,824	1.1%	44,239	43,885	0.8%	81.7%	81.7%
Las Vegas	20,131	19,731	2.0%	4,384	4,359	0.6%	15,747	15,372	2.4%	78.2%	77.9%
Denver	19,252	18,911	1.8%	4,125	3,894	5.9%	15,127	15,017	0.7%	78.6%	79.4%
Western US Subtotal	225,796	220,177	2.6%	52,358	52,673	(0.6)%	173,438	167,504	3.5%	76.8%	76.1%

Florida:
South Florida	72,989	70,413	3.7%	28,528	28,294	0.8%	44,461	42,119	5.6%	60.9%	59.8%
Tampa	56,408	56,577	(0.3)%	21,163	21,330	(0.8)%	35,245	35,247	—%	62.5%	62.3%
Orlando	44,035	42,885	2.7%	15,591	15,194	2.6%	28,444	27,691	2.7%	64.6%	64.6%
Jacksonville	12,714	12,514	1.6%	4,469	4,663	(4.2)%	8,245	7,851	5.0%	64.8%	62.7%
Florida Subtotal	186,146	182,389	2.1%	69,751	69,481	0.4%	116,395	112,908	3.1%	62.5%	61.9%

Southeast United States:
Atlanta	72,928	70,834	3.0%	24,779	23,180	6.9%	48,149	47,654	1.0%	66.0%	67.3%
Carolinas	32,952	31,870	3.4%	9,157	8,878	3.1%	23,795	22,992	3.5%	72.2%	72.1%
Southeast US Subtotal	105,880	102,704	3.1%	33,936	32,058	5.9%	71,944	70,646	1.8%	67.9%	68.8%

Texas:
Houston	10,546	10,295	2.4%	4,413	4,911	(10.1)%	6,133	5,384	13.9%	58.2%	52.3%
Dallas	17,897	17,632	1.5%	5,950	7,630	(22.0)%	11,947	10,002	19.4%	66.8%	56.7%
Texas Subtotal	28,443	27,927	1.8%	10,363	12,541	(17.4)%	18,080	15,386	17.5%	63.6%	55.1%

Midwest United States:
Chicago	17,486	16,822	3.9%	7,572	7,244	4.5%	9,914	9,578	3.5%	56.7%	56.9%
Minneapolis	7,299	7,118	2.5%	2,419	2,394	1.0%	4,880	4,724	3.3%	66.9%	66.4%
Midwest US Subtotal	24,785	23,940	3.5%	9,991	9,638	3.7%	14,794	14,302	3.4%	59.7%	59.7%

Total / Average	$571,050	$557,137	2.5%	$176,399	$176,391	—%	$394,651	$380,746	3.7%	69.1%	68.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q1 2025	Q1 2025	Q4 2024	Change	Q1 2025	Q4 2024	Change	Q1 2025	Q4 2024	Change	Q1 2025	Q4 2024
Western United States:
Southern California	$64,992	$64,672	0.5%	$17,116	$17,297	(1.0)%	$47,876	$47,375	1.1%	73.7%	73.3%
Northern California	32,953	32,652	0.9%	8,005	8,196	(2.3)%	24,948	24,456	2.0%	75.7%	74.9%
Seattle	34,297	34,070	0.7%	8,796	8,556	2.8%	25,501	25,514	(0.1)%	74.4%	74.9%
Phoenix	54,171	53,438	1.4%	9,932	9,593	3.5%	44,239	43,845	0.9%	81.7%	82.0%
Las Vegas	20,131	19,818	1.6%	4,384	4,608	(4.9)%	15,747	15,210	3.5%	78.2%	76.7%
Denver	19,252	18,968	1.5%	4,125	3,772	9.4%	15,127	15,196	(0.5)%	78.6%	80.1%
Western US Subtotal	225,796	223,618	1.0%	52,358	52,022	0.6%	173,438	171,596	1.1%	76.8%	76.7%

Florida:
South Florida	72,989	71,728	1.8%	28,528	27,754	2.8%	44,461	43,974	1.1%	60.9%	61.3%
Tampa	56,408	55,985	0.8%	21,163	19,871	6.5%	35,245	36,114	(2.4)%	62.5%	64.5%
Orlando	44,035	43,603	1.0%	15,591	15,886	(1.9)%	28,444	27,717	2.6%	64.6%	63.6%
Jacksonville	12,714	12,599	0.9%	4,469	4,473	(0.1)%	8,245	8,126	1.5%	64.8%	64.5%
Florida Subtotal	186,146	183,915	1.2%	69,751	67,984	2.6%	116,395	115,931	0.4%	62.5%	63.0%

Southeast United States:
Atlanta	72,928	71,939	1.4%	24,779	23,605	5.0%	48,149	48,334	(0.4)%	66.0%	67.2%
Carolinas	32,952	32,623	1.0%	9,157	9,323	(1.8)%	23,795	23,300	2.1%	72.2%	71.4%
Southeast US Subtotal	105,880	104,562	1.3%	33,936	32,928	3.1%	71,944	71,634	0.4%	67.9%	68.5%

Texas:
Houston	10,546	10,358	1.8%	4,413	4,926	(10.4)%	6,133	5,432	12.9%	58.2%	52.4%
Dallas	17,897	17,672	1.3%	5,950	7,209	(17.5)%	11,947	10,463	14.2%	66.8%	59.2%
Texas Subtotal	28,443	28,030	1.5%	10,363	12,135	(14.6)%	18,080	15,895	13.7%	63.6%	56.7%

Midwest United States:
Chicago	17,486	17,252	1.4%	7,572	7,374	2.7%	9,914	9,878	0.4%	56.7%	57.3%
Minneapolis	7,299	7,165	1.9%	2,419	2,396	1.0%	4,880	4,769	2.3%	66.9%	66.6%
Midwest US Subtotal	24,785	24,417	1.5%	9,991	9,770	2.3%	14,794	14,647	1.0%	59.7%	60.0%

Total / Average	$571,050	$564,542	1.2%	$176,399	$174,839	0.9%	$394,651	$389,703	1.3%	69.1%	69.0%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q1 2025
	Renewal	New	Blended
	Leases	Leases	Average
Western United States:
Southern California	6.5%	5.2%	6.2%
Northern California	4.0%	2.9%	3.7%
Seattle	4.8%	2.9%	4.2%
Phoenix	4.1%	(2.4)%	2.1%
Las Vegas	4.5%	—%	3.3%
Denver	6.0%	2.8%	4.9%
Western US Subtotal	5.0%	1.5%	4.0%

Florida:
South Florida	6.3%	(1.3)%	4.2%
Tampa	4.0%	(2.5)%	1.8%
Orlando	4.6%	(1.4)%	2.7%
Jacksonville	3.8%	(2.3)%	2.1%
Florida Subtotal	5.1%	(1.8)%	3.0%

Southeast United States:
Atlanta	5.9%	(0.4)%	3.9%
Carolinas	5.3%	(0.1)%	3.5%
Southeast US Subtotal	5.7%	(0.3)%	3.8%

Texas:
Houston	4.4%	(1.3)%	3.0%
Dallas	3.6%	(3.6)%	0.9%
Texas Subtotal	4.0%	(2.9)%	1.7%

Midwest United States:
Chicago	6.2%	7.7%	6.6%
Minneapolis	8.3%	2.8%	5.9%
Midwest US Subtotal	6.7%	5.5%	6.4%

Total / Average	5.2%	(0.1)%	3.6%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
R&M OpEx, net	$20,598	$23,012	$29,791	$26,554	$21,025
Turn OpEx, net	8,327	9,117	10,881	10,094	8,774
Total recurring operating expenses, net	$28,925	$32,129	$40,672	$36,648	$29,799

R&M CapEx	$25,460	$24,192	$36,498	$32,987	$25,328
Turn CapEx	8,724	8,516	9,779	8,848	8,229
Total Recurring Capital Expenditures	$34,184	$32,708	$46,277	$41,835	$33,557

R&M OpEx, net + R&M CapEx	$46,058	$47,204	$66,289	$59,541	$46,353
Turn OpEx, net + Turn CapEx	17,051	17,633	20,660	18,942	17,003
Total Cost to Maintain, net	$63,109	$64,837	$86,949	$78,483	$63,356

Per Home	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Total Cost to Maintain, net	$808	$830	$1,114	$1,005	$811

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Recurring CapEx	$37,092	$35,518	$50,970	$46,371	$36,923
Value Enhancing CapEx	13,023	12,361	16,182	12,500	7,300
Initial Renovation CapEx	6,869	7,091	8,860	6,392	7,698
Disposition CapEx	952	1,423	1,584	663	716
Total Capital Expenditures	$57,936	$56,393	$77,596	$65,926	$52,637

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q1 2025	Q1 2024
Property management expense (GAAP)	$36,739	$31,237
Adjustments:
Share-based compensation expense	(1,651)	(1,598)
Adjusted property management expense	$35,088	$29,639

Adjusted G&A Expense	Q1 2025	Q1 2024
G&A expense (GAAP)	$29,518	$23,448
Adjustments:
Share-based compensation expense	(8,506)	(6,302)
Severance expense	(2,385)	(90)
Adjusted G&A expense	$18,627	$17,056

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)	December 31, 2024	Q1 2025 Acquisitions (1)		Q1 2025 Dispositions (2)		March 31, 2025
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,326	—	$—	92	$588,342	7,234
Northern California	4,127	—	—	41	434,101	4,086
Seattle	3,957	—	—	13	581,962	3,944
Phoenix	9,246	—	—	23	322,220	9,223
Las Vegas	3,405	—	—	5	389,800	3,400
Denver	2,728	114	416,686	10	392,353	2,832
Western US Subtotal	30,789	114	416,686	184	504,210	30,719

Florida:
South Florida	8,180	22	335,775	64	424,065	8,138
Tampa	9,543	93	307,158	81	241,427	9,555
Orlando	6,794	43	419,801	12	263,158	6,825
Jacksonville	2,005	40	307,384	3	308,333	2,042
Florida Subtotal	26,522	198	334,846	160	317,366	26,560

Southeast United States:
Atlanta	12,623	30	346,355	55	269,665	12,598
Carolinas	6,005	77	311,787	16	320,288	6,066
Southeast US Subtotal	18,628	107	321,479	71	281,073	18,664

Texas:
Houston	2,347	64	275,258	13	180,981	2,398
Dallas	3,158	67	277,720	8	258,513	3,217
Texas Subtotal	5,505	131	276,517	21	210,517	5,615

Midwest United States:
Chicago	2,468	—	—	7	244,858	2,461
Minneapolis	1,061	—	—	9	337,015	1,052
Midwest US Subtotal	3,529	—	—	16	296,696	3,513

Other (3):	165	27	351,160	2	315,000	190

Total / Average	85,138	577	$336,057	454	$381,734	85,261

Joint Venture Portfolio
2020 Rockpoint JV (4)	2,606	—	$—	1	$255,000	2,605
2022 Rockpoint JV (5)	319	—	—	—	—	319
FNMA JV (6)	387	—	—	13	423,385	374
Pathway Homes (7)	590	54	344,818	2	304,000	642
Upward America JV (8)	3,720	—	—	—	—	3,720

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.9%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 2.1%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)Represents homes located outside of our 16 core markets; as of March 31, 2025, virtually all of these were newly-constructed homes that are located in our identified target markets.
(4)Represents portfolio owned by the 2020 Rockpoint JV, of which we own 20.0%.
(5)Represents portfolio owned by the 2022 Rockpoint JV, of which we own 16.7%.
(6)Represents portfolio owned by the FNMA JV, of which we own 10.0%.
(7)Represents portfolio owned by Pathway Homes, of which we own 100.0%.
(8)Represents portfolio owned by the Upward America JV, of which we own 7.2%.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8(b)

Expected Acquisition Pipeline of New Homes from Homebuilders — As of March 31, 2025
(unaudited)

	Pipeline as of March 31, 2025 (1)(2)	Estimated Deliveries in Q2-Q4 2025	Estimated Deliveries in 2026	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Southern California	55	55	—	—	$540,000
Denver	56	56	—	—	440,000
South Florida	27	27	—	—	410,000
Tampa	363	226	103	34	330,000
Orlando	396	208	147	41	400,000
Jacksonville	118	118	—	—	320,000
Atlanta	71	42	29	—	340,000
Carolinas	173	92	26	55	330,000
Houston	254	190	64	—	280,000
Dallas	202	156	46	—	260,000
Other	86	75	11	—	230,000
Total / Average	1,801	1,245	426	130	$340,000

(1)Represents the number of new homes under contract as of March 31, 2025, that are expected to be built, sold, and delivered by various homebuilders during a future period to either Invitation Homes or one of our joint ventures.
(2)Pipeline rollforward:

Pipeline as of December 31, 2024	2,031
Q1 2025 additions and cancellations (net)	142
Q1 2025 deliveries	(372)
Pipeline as of March 31, 2025	1,801

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 29

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Bad Debt
Bad debt represents our reserves for residents’ accounts receivables balances that are aged greater than 30 days, under the rationale that a resident’s security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident’s security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts (“Nareit”) recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax, impairment on depreciated real estate investments, and adjustments for unconsolidated joint ventures. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 30 compensation expense; severance expense; casualty losses and reserves, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. We define Core FFO as FFO adjusted for the following: non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives; share-based compensation expense; legal settlements; severance expense; casualty (gains) losses and reserves, net; and (gains) losses on investments in equity and other securities, net, as applicable. We define Adjusted FFO as Core FFO less Recurring Capital Expenditures that are necessary to help preserve the value, and maintain the functionality, of our homes. Where appropriate, FFO, Core FFO, and Adjusted FFO are adjusted for our share of investments in unconsolidated joint ventures.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss. We believe that Core FFO and Adjusted FFO are also meaningful supplemental measures of our operating performance for the same reasons as FFO and are further helpful to investors as they provide a more consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. FFO, Core FFO, and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our FFO, Core FFO, and Adjusted FFO may not be comparable to the FFO, Core FFO, and Adjusted FFO of other companies due to the fact that not all companies use the same definition of FFO, Core FFO, and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of FFO, Core FFO, and Adjusted FFO” for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to our standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and income from investments in unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 31

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store Portfolio.

See below for a reconciliation of GAAP net income to NOI for our total portfolio and NOI for our Same Store Portfolio.

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and our systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as our existing Same Store portfolio, and homes in markets that we have announced an intent to exit where we no longer operate a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as our existing Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and our prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 32

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that we must meet with respect to our $1,750 million revolving credit facility (the “Revolving Facility”) and our $1,750 million term loan facility (the “2024 Term Loan Facility” and together with the Revolving Facility, the “Credit Facility”), as set forth in our Second Amended and Restated Revolving Credit and Term Loan Agreement dated September 9, 2024 and our $725 million term loan facility (the “2022 Term Loan Facility” and together with the 2024 Term Loan Facility, the “Term Loan Facilities”), as set forth in our 2022 Term Loan Agreement as amended by the First Amendment dated September 9, 2024 (together with the Credit Facility, the “Unsecured Credit Agreements”). The metrics provided under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b) show our compliance with certain covenants that we believe are our most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including our pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including our pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including our pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including our pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including our pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters’ EBITDA (including our pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ fixed charges (including our pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters’ unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ total unsecured interest expense (including our pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show our compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate our financial condition or results of operations, nor do they indicate our covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by us in our Earnings Release and Supplemental Information for the purposes of evaluating our financial conditions or results of operations. For a more complete and detailed description of the covenants contained in our Unsecured Credit Agreements, see Exhibits 10.1 and 10.2 to our Current Report on Form 8-K filed on September 9, 2024.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 33

The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of our indebtedness related to our Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. Our ability to comply with these covenants may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of our indebtedness is accelerated, we may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in our periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that we must meet with respect to our senior notes, as set forth in our Supplemental Indentures to the Base Indenture for our Senior Notes (together, the “Indenture”). The metrics provided under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b) show our compliance with certain covenants that we believe are our most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show our compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate our financial condition or results of operations, nor do they indicate our covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by us in our Earnings Release and Supplemental Information for the purposes of evaluating our financial conditions or results of operations. For a more complete and detailed description of the covenants contained in our Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to our Current Reports on Form 8-K filed on August 6, 2021, November 5, 2021, April 5, 2022, August 2, 2023, and September 26, 2024.

The breach of any of the covenants set forth in the Indenture could result in a default of our indebtedness related to our senior notes, which could cause those obligations to become due and payable. Our ability to comply with these covenants may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of our indebtedness is accelerated, we may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in our periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 34

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Total revenues (Total Portfolio)	$674,479	$659,130	$660,322	$653,451	$646,039
Management fee revenues	(21,408)	(21,080)	(18,980)	(15,976)	(13,942)
Total portfolio resident recoveries	(44,118)	(38,120)	(42,412)	(37,102)	(37,795)
Total Core Revenues (Total Portfolio)	608,953	599,930	598,930	600,373	594,302
Non-Same Store Core Revenues	(37,903)	(35,388)	(36,441)	(37,600)	(37,165)
Same Store Core Revenues	$571,050	$564,542	$562,489	$562,773	$557,137

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Property operating and maintenance expenses (Total Portfolio)	$237,449	$228,464	$242,228	$234,184	$230,397
Total Portfolio resident recoveries	(44,118)	(38,120)	(42,412)	(37,102)	(37,795)
Core Operating Expenses (Total Portfolio)	193,331	190,344	199,816	197,082	192,602
Non-Same Store Core Operating Expenses	(16,932)	(15,505)	(17,044)	(16,181)	(16,211)
Same Store Core Operating Expenses	$176,399	$174,839	$182,772	$180,901	$176,391

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Net income available to common stockholders	$165,517	$142,941	$95,084	$72,981	$142,158
Net income available to participating securities	228	169	185	207	192
Non-controlling interests	537	460	309	243	436
Interest expense	84,254	95,158	91,060	90,007	89,845
Depreciation and amortization	183,146	181,912	180,479	176,622	175,313
Property management expense	36,739	39,238	34,382	32,633	31,237
General and administrative	29,518	23,939	21,727	21,498	23,448
Casualty losses, impairment, and other	4,683	47,563	20,872	10,353	4,137
Gain on sale of property, net of tax	(71,666)	(103,019)	(47,766)	(43,267)	(50,498)
(Gains) losses on investments in equity securities, net	221	(8)	257	(1,504)	209
Other, net (1)	(1,365)	(3,352)	9,345	54,012	(5,973)
Management fee revenues	(21,408)	(21,080)	(18,980)	(15,976)	(13,942)
Losses from investments in unconsolidated joint ventures	5,218	5,665	12,160	5,482	5,138
NOI (Total Portfolio)	415,622	409,586	399,114	403,291	401,700
Non-Same Store NOI	(20,971)	(19,883)	(19,397)	(21,419)	(20,954)
Same Store NOI	$394,651	$389,703	$379,717	$381,872	$380,746

(1)Includes costs related to certain litigation and regulatory matters, interest income, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 35

Reconciliation of Net Income to Adjusted EBITDAre
(in thousands, unaudited)
			Trailing Twelve Months (TTM) Ended
	Q1 2025	Q1 2024	March 31, 2025	December 31, 2024
Net income available to common stockholders	$165,517	$142,158	$476,523	$453,164
Net income available to participating securities	228	192	789	753
Non-controlling interests	537	436	1,549	1,448
Interest expense	84,254	89,845	360,479	366,070
Interest expense in unconsolidated joint ventures	5,626	5,235	26,724	26,333
Depreciation and amortization	183,146	175,313	722,159	714,326
Depreciation and amortization of investments in unconsolidated joint ventures	3,662	2,927	14,112	13,377
EBITDA	442,970	416,106	1,602,335	1,575,471
Gain on sale of property, net of tax	(71,666)	(50,498)	(265,718)	(244,550)
Impairment on depreciated real estate investments	63	60	509	506
Net (gain) loss on sale of investments in unconsolidated joint ventures	(145)	(381)	1,451	1,215
EBITDAre	371,222	365,287	1,338,577	1,332,642
Share-based compensation expense	10,157	7,900	30,175	27,918
Severance expense	2,385	90	2,932	637
Casualty losses and reserves, net (1)	4,683	4,082	83,301	82,700
(Gains) losses on investments in equity and other securities, net	221	209	(1,034)	(1,046)
Other, net (2)	(1,365)	(5,973)	58,640	54,032
Adjusted EBITDAre	$387,303	$371,595	$1,512,591	$1,496,883

(1)Includes our share from unconsolidated joint ventures.
(2)Includes costs related to certain litigation and regulatory matters, interest income, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 36

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	March 31, 2025		December 31, 2024
Secured debt, net	$1,383,383		$1,385,573
Unsecured notes, net	3,802,333		3,800,688
Term loan facility, net	2,447,764		2,446,041
Revolving facility	470,000		570,000
Total Debt per Balance Sheet	8,103,480		8,202,302
Retained and repurchased certificates	(55,499)		(55,499)
Cash, ex-security deposits and letters of credit (1)	(132,044)		(235,649)
Deferred financing costs, net	57,375		60,559
Unamortized discounts on notes payable	23,555		24,336
Net Debt (A)	$7,996,867		$7,996,049

	For the TTM Ended		For the TTM Ended
	March 31, 2025		December 31, 2024
Adjusted EBITDAre (B)	$1,512,591		$1,496,883

Net Debt / TTM Adjusted EBITDAre (A / B)	5.3	x	5.3	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.

Components of Non-Cash Interest Expense
(in thousands) (unaudited)

	Q1 2025	Q1 2024
Amortization of discounts on notes payable	$781	$660
Amortization of deferred financing costs	4,982	4,200
Change in fair value of interest rate derivatives	—	1
Amortization of swap fair value at designation	(3,731)	2,321
Our share from unconsolidated joint ventures	1,602	2,035
Total non-cash interest expense	$3,634	$9,217

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2025 Earnings Release and Supplemental Information — page 37